Exhibit 99.1

Press Release

For Immediate Release

Las Vegas Sands Reports
First Quarter 2020 Results
For the quarter ended March 31, 2020
(Compared to the quarter ended March 31, 2019)

- Greatest Priorities Remain the Safety and Security of Team Members and Guests and Support for Local Communities in Macao, Singapore and Las Vegas
- The Company will Continue Previously Announced Capital Expenditure Programs in both Macao and Singapore
- Strong Balance Sheet Positions the Company Well to Invest in Future Growth Opportunities

LAS VEGAS, NV, April 22, 2020 - Las Vegas Sands Corp. (NYSE: LVS), the world’s leading developer and operator of convention-based Integrated Resorts, today reported financial results for the quarter ended March 31, 2020.

“The impact of the Covid-19 pandemic on our business has been unprecedented, and I have never seen anything like it in my over seventy years in business,” said Sheldon G. Adelson, chairman and chief executive officer. “Our greatest priority during this difficult time remains our deep commitment to supporting our team members and to helping those in need in each of our local communities of Macao, Singapore and Las Vegas.

Despite these circumstances, our balance sheet strength will enable us to emerge from this pandemic with all our promising future growth opportunities fully intact. We remain extremely optimistic about an eventual recovery of travel and tourism spending across our markets, as well as our future growth prospects. We are fortunate that our financial strength will allow us to continue to execute our previously announced capital expenditure programs in both Macao and Singapore, while continuing to pursue growth opportunities in new markets.”

Net revenue was $1.78 billion, a decrease of 51.1% from the prior year quarter. Operating income decreased 94.3% to $55 million. Net loss in the first quarter of 2020 was $51 million compared to net income of $744 million in the first quarter of 2019. Consolidated adjusted property EBITDA was $437 million, a decrease of 69.9% from the prior year quarter.

The company paid a quarterly dividend of $0.79 per common share on March 26, 2020. The company has suspended its quarterly dividend program due to the impact of the novel coronavirus (“COVID-19”) pandemic.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL decreased 65.1%, compared to the first quarter of 2019, to $814 million. Net loss for SCL was $166 million, compared to net income of $557 million in the first quarter of 2019.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $131 million for the first quarter of 2020, compared to $141 million in the prior-year quarter. The decrease resulted from our weighted average borrowing cost in the first quarter of 2020 decreasing to 4.2%, compared to 4.6% during the first quarter of 2019.

Our income tax expense for the first quarter of 2020 was $25 million, compared to $85 million in the prior year quarter. The tax rate for the first quarter of 2020 was primarily driven by a 17% statutory tax rate on our Singapore operations.

Balance Sheet Items
Unrestricted cash balances as of March 31, 2020 were $2.60 billion.

The company has access to $3.93 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit.

As of March 31, 2020, total debt outstanding, excluding finance leases, was $12.30 billion.

Capital Expenditures
Capital expenditures during the first quarter totaled $320 million, including construction, development and maintenance activities of $241 million in Macao, $33 million in Las Vegas and $46 million at Marina Bay Sands.

###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, April 22, 2020 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Las Vegas Sands Corp. (NYSE: LVS)
Las Vegas Sands is the world’s pre-eminent developer and operator of world-class Integrated Resorts. We deliver unrivaled economic benefits to the communities in which we operate.

Sands created the meetings, incentives, convention and exhibition (MICE)-based Integrated Resort. Our industry-leading Integrated Resorts provide substantial contributions to our host communities including growth in leisure and business tourism, sustained job creation and ongoing financial opportunities for local small and medium-sized businesses.

Our properties include The Venetian Resort and Sands Expo in Las Vegas and the iconic Marina Bay Sands in Singapore. Through majority ownership in Sands China Ltd., we have developed the largest portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao, Sands Cotai Central and The Parisian Macao, as well as the Sands Macao on the Macao Peninsula.

Sands is dedicated to being a good corporate citizen, anchored by the core tenets of serving people, planet and communities. We deliver a great working environment for our team members worldwide, drive social impact through the Sands Cares charitable giving and community engagement program and lead in environmental performance through the award-winning Sands ECO360 global sustainability program. To learn more, please visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments, including government-mandated property closures or travel restrictions, and other third parties on our business, results of operations, cash flows, liquidity and development prospects, general economic conditions, disruptions or reductions in travel, as well as in our operations, due to natural or man-made disasters, pandemics, epidemics, or outbreaks of infectious or contagious diseases, our ability to invest in future growth opportunities, execute our previously announced capital expenditure programs in both Macao and Singapore, and produce future returns, new development, construction and ventures, government regulation, risks relating to our gaming licenses and subconcession, fluctuations in currency exchange rates and interest rates, substantial leverage and debt service, gaming promoters, competition, tax law changes, transportation infrastructure in Macao, political instability, civil unrest, terrorist acts or war, legalization of gaming, insurance, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Contacts:

Investment Community:
Daniel Briggs
Daniel.Briggs@sands.com
(702) 414-1221

Media:
Ron Reese
Ron.Reese@sands.com
(702) 414-3607

Las Vegas Sands Corp.
First Quarter 2020 Results
Non-GAAP Measures

Within the company’s first quarter 2020 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income/loss,” “adjusted earnings/loss per diluted share,” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures along with “adjusted property EBITDA margin,” “hold-normalized adjusted property EBITDA,” “hold-normalized adjusted property EBITDA margin,” “hold-normalized adjusted net income/loss,” and “hold-normalized adjusted earnings/loss per diluted share.” The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income/loss, which is a non-GAAP financial measure, excludes certain nonrecurring corporate expenses, pre-opening expense, development expense, gain or loss on disposal or impairment of assets, loss on modification or early retirement of debt and other income or expense, attributable to Las Vegas Sands, net of income tax. Adjusted net income/loss and adjusted earnings/loss per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income/loss before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain on sale of Sands Bethlehem, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their casinos on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income/loss from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal payments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Hold-normalized adjusted property EBITDA, a supplemental non-GAAP financial measure, that, in addition to the aforementioned reasons for the presentation of consolidated adjusted property EBITDA, is presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period. Hold-normalized adjusted property EBITDA is based on applying a Rolling Chip win percentage of 3.30% to the Rolling Chip volume for the quarter if the actual win percentage is outside the expected range of 3.15% to 3.45% for our Macao and Singapore properties and applying a win percentage of 22.0% for Baccarat and 20.0% for non-Baccarat games to the respective table games drops for the quarter if the actual win percentages are outside the expected ranges of 18.0% to 26.0% for Baccarat and 16.0% to 24.0% for non-Baccarat at our Las Vegas properties. No hold adjustments were made for Sands Bethlehem. We do not present adjustments for Non-Rolling Chip drop for our table games play at our Macao and Singapore properties, nor for slots at any of our properties. Hold-normalized adjusted property EBITDA is also adjusted for the estimated gaming taxes, commissions paid, bad debt expense, discounts and other incentives that would have been incurred when applying the win percentages noted above to the respective gaming volumes. The hold-normalized adjusted property EBITDA measure presents a consistent measure for evaluating the operating performance of our properties from period to period.

Hold-normalized adjusted net income/loss and hold-normalized adjusted earnings/loss per diluted share are additional supplemental non-GAAP financial measures that, in addition to the aforementioned reasons for the presentation of adjusted net income/loss and adjusted earnings/loss per diluted share, are presented to adjust for the impact of certain variances in table games’ win percentages, which can vary from period to period.

The company may also present the above items on a constant currency basis. This information is a non-GAAP financial measure that is calculated by translating current quarter local currency amounts to U.S. dollars based on prior period exchange rates. These amounts are compared to the prior period to derive non-GAAP constant-currency growth/decline. Management considers non-GAAP constant-currency growth/decline to be a useful metric to investors and management as it allows a more direct comparison of current performance to historical performance.

The company also makes reference to adjusted property EBITDA margin and hold-normalized adjusted property EBITDA margin, which are calculated using the aforementioned non-GAAP financial measures.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues:
Casino	$1,177	$2,661
Rooms	268	450
Food and beverage	139	232
Mall	103	160
Convention, retail and other	95	143
Net revenues	1,782	3,646
Operating expenses:
Resort operations	1,348	2,197
Corporate	59	152
Pre-opening	5	4
Development	6	5
Depreciation and amortization	290	301
Amortization of leasehold interests in land	14	9
Loss on disposal or impairment of assets	5	7
	1,727	2,675
Operating income	55	971
Other income (expense):
Interest income	13	20
Interest expense, net of amounts capitalized	(131)	(141)
Other income (expense)	37	(21)
Income (loss) before income taxes	(26)	829
Income tax expense	(25)	(85)
Net income (loss)	(51)	744
Net (income) loss attributable to noncontrolling interests	50	(162)
Net income (loss) attributable to Las Vegas Sands Corp.	$(1)	$582

Earnings (loss) per share:
Basic	$—	$0.75
Diluted	$—	$0.75

Weighted average shares outstanding:
Basic	764	774
Diluted	764	775

Dividends declared per common share	$0.79	$0.77

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net Revenues
The Venetian Macao	$315	$897
Sands Cotai Central	170	577
The Parisian Macao	141	454
The Plaza Macao and Four Seasons Hotel Macao	107	224
Sands Macao	69	152
Ferry Operations and Other	12	30
Macao Operations	814	2,334

Marina Bay Sands	612	767
Las Vegas Operating Properties	400	471
Sands Bethlehem(1)	—	137
Intersegment Eliminations	(44)	(63)
	$1,782	$3,646

Adjusted Property EBITDA
The Venetian Macao	$49	$361
Sands Cotai Central	—	212
The Parisian Macao	(3)	163
The Plaza Macao and Four Seasons Hotel Macao	28	85
Sands Macao	(1)	40
Ferry Operations and Other	(6)	(3)
Macao Operations	67	858

Marina Bay Sands	282	423
Las Vegas Operating Properties	88	138
Sands Bethlehem(1)	—	33
	$437	$1,452

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	15.6%	40.2%
Sands Cotai Central	—%	36.7%
The Parisian Macao	(2.1)%	35.9%
The Plaza Macao and Four Seasons Hotel Macao	26.2%	37.9%
Sands Macao	(1.4)%	26.3%
Ferry Operations and Other	(50.0)%	(10.0)%
Macao Operations	8.2%	36.8%

Marina Bay Sands	46.1%	55.1%
Las Vegas Operating Properties	22.0%	29.3%
Sands Bethlehem(1)	N/A	24.1%

Total	24.5%	39.8%
____________________

(1)	The company completed the sale of Sands Bethlehem on May 31, 2019.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income (Loss) to Consolidated Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended
	March 31,
	2020	2019
Net income (loss)	$(51)	$744
Add (deduct):
Income tax expense	25	85
Other (income) expense	(37)	21
Interest expense, net of amounts capitalized	131	141
Interest income	(13)	(20)
Loss on disposal or impairment of assets	5	7
Amortization of leasehold interests in land	14	9
Depreciation and amortization	290	301
Development expense	6	5
Pre-opening expense	5	4
Stock-based compensation (1)	3	3
Corporate expense	59	152
Consolidated Adjusted Property EBITDA	$437	$1,452

Hold-normalized casino revenue (2)	10	(23)
Hold-normalized casino expense (2)	(5)	13
Consolidated Hold-Normalized Adjusted Property EBITDA	$442	$1,442
____________________

(1)
During the three months ended March 31, 2020 and 2019, the company recorded stock-based compensation expense of $7 million and $9 million, respectively, of which $4 million and $6 million, respectively, is included in corporate expense on the company’s condensed consolidated statements of operations.

(2)	See Exhibit 4.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended March 31, 2020

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$67	$25	$(8)	$84
Marina Bay Sands	282	(15)	3	270
Las Vegas Operating Properties	88	—	—	88
	$437	$10	$(5)	$442

	Three Months Ended March 31, 2019

				Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue (1)	Expense (2)	EBITDA
Macao Operations	$858	$(27)	$14	$845
Marina Bay Sands	423	12	(2)	433
United States:
Las Vegas Operating Properties	138	(8)	1	131
Sands Bethlehem(3)	33	—	—	33
	$1,452	$(23)	$13	$1,442
____________________

(1)
For Macao Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling Chip volume play that would have been earned or lost had the company’s current period win percentage equaled 3.30%. This calculation will only be applied if the current period win percentage is outside the expected range of 3.15% to 3.45%. The company revised the expected target and range for its Macao Operations and Marina Bay Sands due to the increase in Rolling Chip win percentage experienced over the last several years. The prior year non-GAAP measurement for our Macao Operations and Marina Bay Sands has also been adjusted to conform to the current period presentation.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the company’s current period win percentage equaled 22.0% for Baccarat and 20.0% for non-Baccarat. This calculation will only be applied if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 18.0% to 26.0% and 16.0% to 24.0%, respectively.

For Sands Bethlehem, no adjustments have been made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes and bad debt expense) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.
(3)	The company completed the sale of Sands Bethlehem on May 31, 2019.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to LVS to Adjusted Net Income (Loss) and Hold-Normalized Adjusted Net Income (Loss):

	Three Months Ended
	March 31,
	2020	2019
Net income (loss) attributable to LVS	$(1)	$582

Nonrecurring legal settlement	—	96
Pre-opening expense	5	4
Development expense	6	5
Loss on disposal or impairment of assets	5	7
Other (income) expense	(37)	21
Income tax impact on net income adjustments (1)	(2)	(2)
Noncontrolling interest impact on net income adjustments	3	(5)
Adjusted net income (loss) attributable to LVS	$(21)	$708

Hold-normalized casino revenue (2)	10	(23)
Hold-normalized casino expense (2)	(5)	13
Income tax impact on hold adjustments (1)	2	—
Noncontrolling interest impact on hold adjustments	(5)	4
Hold-normalized adjusted net income (loss) attributable to LVS	$(19)	$702

The following is a reconciliation of Diluted Earnings (Loss) per Share to Adjusted Earnings (Loss) per Diluted Share and Hold-Normalized Adjusted Earnings (Loss) per Diluted Share:

	Three Months Ended
	March 31,
	2020	2019
Per diluted share of common stock:
Net income (loss) attributable to LVS	$—	$0.75

Nonrecurring legal settlement	—	0.12
Pre-opening expense	—	—
Development expense	0.01	0.01
Loss on disposal or impairment of assets	0.01	0.01
Other (income) expense	(0.05)	0.03
Income tax impact on net income adjustments	—	—
Noncontrolling interest impact on net income adjustments	—	(0.01)
Adjusted earnings (loss) per diluted share	$(0.03)	$0.91

Hold-normalized casino revenue	0.01	(0.03)
Hold-normalized casino expense	—	0.02
Income tax impact on hold adjustments	—	—
Noncontrolling interest impact on hold adjustments	—	0.01
Hold-normalized adjusted earnings (loss) per diluted share	$(0.02)	$0.91

Weighted average diluted shares outstanding	764	775
____________________

(1)
The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

(2)	See Exhibit 4.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Casino Statistics:
The Venetian Macao:
Table games win per unit per day (1)	$7,757	$14,820
Slot machine win per unit per day (2)	$190	$281
Average number of table games	484	646
Average number of slot machines	1,333	1,750

Sands Cotai Central:
Table games win per unit per day (1)	$6,201	$14,272
Slot machine win per unit per day (2)	$221	$277
Average number of table games	304	385
Average number of slot machines	1,040	1,740

The Parisian Macao:
Table games win per unit per day (1)	$7,888	$15,397
Slot machine win per unit per day (2)	$183	$331
Average number of table games	230	321
Average number of slot machines	1,066	1,255

The Plaza Macao and Four Seasons Hotel Macao:
Table games win per unit per day (1)	$11,682	$22,525
Slot machine win per unit per day (2)	$173	$356
Average number of table games	121	119
Average number of slot machines	131	229

Sands Macao:
Table games win per unit per day (1)	$6,356	$7,759
Slot machine win per unit per day (2)	$152	$279
Average number of table games	148	201
Average number of slot machines	722	854

Marina Bay Sands:
Table games win per unit per day (1)	$8,117	$9,338
Slot machine win per unit per day (2)	$572	$789
Average number of table games	606	604
Average number of slot machines	2,368	2,310

Las Vegas Operating Properties:
Table games win per unit per day (1)	$5,522	$4,318
Slot machine win per unit per day (2)	$321	$330
Average number of table games	206	245
Average number of slot machines	1,978	1,877
____________________

Note:
These casino statistics exclude table games and slot machines shutdown due to social distancing measures or closure of the gaming facilities as a result of the COVID-19 pandemic. During February 2020, gaming operations at The Venetian Macao, Sands Cotai Central, The Parisian Macao, The Plaza Macao and Sands Macao were closed due to Macao government mandated closures of all casinos. The Las Vegas Operating Properties were closed effective March 18, 2020, due to the statewide closure of non-essential services by the State of Nevada. Marina Bay Sands remained in operation during this period.

(1)
Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

(2)
Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$251	$740	$(489)	(66.1)%
Rooms	21	57	(36)	(63.2)%
Food and Beverage	5	22	(17)	(77.3)%
Mall	29	56	(27)	(48.2)%
Convention, Retail and Other	9	22	(13)	(59.1)%
Net Revenues	$315	$897	$(582)	(64.9)%

Adjusted Property EBITDA	$49	$361	$(312)	(86.4)%
EBITDA Margin %	15.6%	40.2%		(24.6	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,270	$7,501	$(5,231)	(69.7)%
Rolling Chip Win %(1)	3.03%	2.89%		0.14	pts

Non-Rolling Chip Drop	$817	$2,266	$(1,449)	(63.9)%
Non-Rolling Chip Win %	27%	28.5%		(1.5	)pts

Slot Handle	$438	$891	$(453)	(50.8)%
Slot Hold %	4.5%	5.0%		(0.5	)pts

Hotel Statistics

Occupancy %	39.2%	96.8%		(57.6	)pts
Average Daily Rate (ADR)	$238	$228	$10	4.4%
Revenue per Available Room (RevPAR)	$93	$221	$(128)	(57.9)%
____________________

Note:
As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020. Non-gaming operations were operating at reduced capacity or have been temporarily closed due to social distancing measures and travel restrictions, with a number of rooms being utilized to house team members due to travel restrictions. These rooms were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the increase in Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Cotai Central	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$123	$445	$(322)	(72.4)%
Rooms	27	84	(57)	(67.9)%
Food and Beverage	8	26	(18)	(69.2)%
Mall	9	16	(7)	(43.8)%
Convention, Retail and Other	3	6	(3)	(50.0)%
Net Revenues	$170	$577	$(407)	(70.5)%

Adjusted Property EBITDA	$—	$212	$(212)	(100.0)%
EBITDA Margin %	—%	36.7%		(36.7	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$167	$1,944	$(1,777)	(91.4)%
Rolling Chip Win %(1)	5.85%	4.69%		1.16	pts

Non-Rolling Chip Drop	$556	$1,699	$(1,143)	(67.3)%
Non-Rolling Chip Win %	22.0%	23.8%		(1.8	)pts

Slot Handle	$367	$1,063	$(696)	(65.5)%
Slot Hold %	4.4%	4.1%		0.3	pts

Hotel Statistics

Occupancy %	38.1%	97.3%		(59.2	)pts
Average Daily Rate (ADR)	$175	$157	$18	11.5%
Revenue per Available Room (RevPAR)	$67	$153	$(86)	(56.2)%
____________________

Note:
As a result of the COVID-19 pandemic, gaming operations were closed from February 5-26, 2020, while hotel operations were closed for a period in February and March, with a number of rooms utilized for government quarantine and to provide lodging for team members restricted from traveling between their residences and Macao. These rooms were excluded from the calculation of hotel statistics above. Other non-gaming operations were operating at reduced capacity or have been temporarily closed due to social distancing measures and travel restrictions.

(1)
This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the increase in Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$115	$387	$(272)	(70.3)%
Rooms	13	32	(19)	(59.4)%
Food and Beverage	5	18	(13)	(72.2)%
Mall	6	12	(6)	(50.0)%
Convention, Retail and Other	2	5	(3)	(60.0)%
Net Revenues	$141	$454	$(313)	(68.9)%

Adjusted Property EBITDA	$(3)	$163	$(166)	(101.8)%
EBITDA Margin %	(2.1)%	35.9%		(38.0	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,890	$3,917	$(2,027)	(51.7)%
Rolling Chip Win %(1)	2.49%	4.63%		(2.14	)pts

Non-Rolling Chip Drop	$390	$1,140	$(750)	(65.8)%
Non-Rolling Chip Win %	23.8%	23.1%		0.7	pts

Slot Handle	$432	$1,124	$(692)	(61.6)%
Slot Hold %	3.5%	3.3%		0.2	pts

Hotel Statistics

Occupancy %	40.3%	98.6%		(58.3	)pts
Average Daily Rate (ADR)	$169	$158	$11	7.0%
Revenue per Available Room (RevPAR)	$68	$156	$(88)	(56.4)%
____________________

Note:
As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020. Non-gaming operations were operating at reduced capacity or have been temporarily closed due to social distancing measures and travel restrictions, with a number of rooms utilized to provide lodging for team members restricted from traveling between their residences and Macao. These rooms were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the increase in Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Hotel Macao	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$83	$173	$(90)	(52.0)%
Rooms	4	10	(6)	(60.0)%
Food and Beverage	3	9	(6)	(66.7)%
Mall	17	31	(14)	(45.2)%
Convention, Retail and Other	—	1	(1)	(100.0)%
Net Revenues	$107	$224	$(117)	(52.2)%

Adjusted Property EBITDA	$28	$85	$(57)	(67.1)%
EBITDA Margin %	26.2%	37.9%		(11.7	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$1,626	$4,488	$(2,862)	(63.8)%
Rolling Chip Win %(1)	2.84%	3.36%		(0.52	)pts

Non-Rolling Chip Drop	$210	$356	$(146)	(41.0)%
Non-Rolling Chip Win %	29.9%	25.1%		4.8	pts

Slot Handle	$37	$149	$(112)	(75.2)%
Slot Hold %	4.7%	4.9%		(0.2	)pts

Hotel Statistics

Occupancy %	48.4%	89.7%		(41.3	)pts
Average Daily Rate (ADR)	$329	$335	$(6)	(1.8)%
Revenue per Available Room (RevPAR)	$159	$300	$(141)	(47.0)%
____________________

Note:
As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020, while hotel operations were closed for a period in February, with a number of rooms utilized to provide lodging for team members restricted from traveling between their residences and Macao. These rooms were excluded from the calculation of hotel statistics above. Other non-gaming operations were operating at reduced capacity or have been temporarily closed due to social distancing measures and travel restrictions.

(1)
This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the increase in Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$64	$139	$(75)	(54.0)%
Rooms	2	4	(2)	(50.0)%
Food and Beverage	2	7	(5)	(71.4)%
Mall	—	1	(1)	(100.0)%
Convention, Retail and Other	1	1	—	—
Net Revenues	$69	$152	$(83)	(54.6)%

Adjusted Property EBITDA	$(1)	$40	$(41)	(102.5)%
EBITDA Margin %	(1.4)%	26.3%		(27.7	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$507	$1,201	$(694)	(57.8)%
Rolling Chip Win %(1)	4.37%	1.86%		2.51	pts

Non-Rolling Chip Drop	$250	$663	$(413)	(62.3)%
Non-Rolling Chip Win %	20.1%	17.8%		2.3	pts

Slot Handle	$276	$615	$(339)	(55.1)%
Slot Hold %	3.0%	3.5%		(0.5	)pts

Hotel Statistics

Occupancy %	59.8%	99.9%		(40.1	)pts
Average Daily Rate (ADR)	$179	$178	$1	0.6%
Revenue per Available Room (RevPAR)	$107	$177	$(70)	(39.5)%
____________________

Note:
As a result of the COVID-19 pandemic, gaming operations were closed from February 5-19, 2020. Non-gaming operations were operating at reduced capacity or have been temporarily closed due to social distancing measures and travel restrictions, with a number of rooms utilized to provide lodging for team members restricted from traveling between their residences and Macao. These rooms were excluded from the calculation of hotel statistics above.

(1)
This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the increase in Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$439	$544	$(105)	(19.3)%
Rooms	74	102	(28)	(27.5)%
Food and Beverage	41	53	(12)	(22.6)%
Mall	42	43	(1)	(2.3)%
Convention, Retail and Other	16	25	(9)	(36.0)%
Net Revenues	$612	$767	$(155)	(20.2)%

Adjusted Property EBITDA	$282	$423	$(141)	(33.3)%
EBITDA Margin %	46.1%	55.1%		(9.0	)pts

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,639	$7,128	$(489)	(6.9)%
Rolling Chip Win %(1)	3.53%	3.13%		0.40	pts

Non-Rolling Chip Drop	$1,077	$1,343	$(266)	(19.8)%
Non-Rolling Chip Win %	19.8%	21.2%		(1.4	)pts

Slot Handle	$2,870	$3,560	$(690)	(19.4)%
Slot Hold %	4.3%	4.6%		(0.3	)pts

Hotel Statistics

Occupancy %	81.0%	98.1%		(17.1	)pts
Average Daily Rate (ADR)	$417	$454	$(37)	(8.1)%
Revenue per Available Room (RevPAR)	$338	$446	$(108)	(24.2)%
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.15% to 3.45% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis). We revised the expected target and range due to the increase in Rolling Chip win percentage experienced over the last several years.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Las Vegas Operating Properties	March 31,
(Dollars in millions)	2020	2019	$ Change	Change
Revenues:
Casino	$102	$113	$(11)	(9.7)%
Rooms	127	157	(30)	(19.1)%
Food and Beverage	75	90	(15)	(16.7)%
Convention, Retail and Other	96	111	(15)	(13.5)%
Net Revenues	$400	$471	$(71)	(15.1)%

Adjusted Property EBITDA	$88	$138	$(50)	(36.2)%
EBITDA Margin %	22.0%	29.3%		(7.3	)pts

Gaming Statistics
(Dollars in millions)

Table Games Drop	$446	$419	$27	6.4%
Table Games Win %(1)	19.9%	22.8%		(2.9	)pts

Slot Handle	$603	$668	$(65)	(9.7)%
Slot Hold %	8.2%	8.4%		(0.2	)pts

Hotel Statistics

Occupancy %	87.2%	94.9%		(7.7	)pts
Average Daily Rate (ADR)	$266	$263	$3	1.1%
Revenue per Available Room (RevPAR)	$232	$250	$(18)	(7.2)%
____________________

Note:
Due to the statewide closure of non-essential services by the State of Nevada as a result of the COVID-19 pandemic, the property was closed beginning March 18, 2020 through at least April 30, 2020, which could be extended in the future.

(1)	This compares to our expected Baccarat win percentage of 18.0% to 26.0% and our expected non-Baccarat win percentage of 16.0% to 24.0% (calculated before discounts).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended March 31, 2020					TTM March 31, 2020
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$29	$24	82.8%	812,934	90.5%	$1,460

Shoppes at Four Seasons
Luxury Retail	10	9	90.0%	125,466	100.0%	6,033
Other Stores	7	6	85.7%	116,959	85.9%	2,481
Total	17	15	88.2%	242,425	93.2%	4,781

Shoppes at Cotai Central(3)	9	7	77.8%	525,247	88.3%	780

Shoppes at Parisian	6	4	66.7%	295,920	87.9%	687

Total Cotai Strip in Macao	61	50	82.0%	1,876,526	89.8%	1,586

The Shoppes at Marina Bay Sands	42	36	85.7%	593,756	96.4%	1,917

Total	$103	$86	83.5%	2,470,282	91.4%	$1,668
____________________

Note:
This table excludes the results of our mall operations at Sands Macao. As a result of the COVID-19 pandemic, tenants were provided rent concessions of $57 million at our Macao properties and $2 million at Marina Bay Sands.

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)
The Shoppes at Cotai Central will feature up to an estimated 600,000 square feet of gross leasable area at completion of all phases of Sands Cotai Central’s renovation, rebranding and expansion to The Londoner Macao.